Exhibit 99(a)

  AMERICAN GREETINGS ANNOUNCES RECORD CASH FLOW, $200 MILLION SHARE REPURCHASE
                        PROGRAM AND INCREASE TO DIVIDEND

     . Record Cash Flow highest in 98-year history

     . Share Repurchase program of $200 million to start immediately

     . Company increases quarterly cash dividend 33% to 8 cents per share

     . Continuing Operations exceed Company estimate for the fourth quarter

    CLEVELAND, April 5 /PRNewswire-FirstCall/ -- American Greetings Corporation (NYSE: AM) today announced its financial results for the fourth fiscal quarter and fiscal year ended February 28, 2005, the initiation of $200 million share repurchase program and a 33% increase to its quarterly cash dividend.

    Fourth Quarter
    On net sales of $490.9 million for the fiscal 2005 fourth quarter ended February 28, 2005, American Greetings reported pretax income of $28.0 million and income from continuing operations of $21.4 million or 28 cents per share (all per-share amounts assume dilution). Included in these results are $6.4 million of pretax expense for a previously announced plant closure, $29.8 million of pretax expense related to the conversion of two accounts to scan based trading and a $4.9 million pretax expense for a correction in the accounting treatment for certain operating leases. After-tax results were temporarily improved by a net tax benefit of $4.2 million that was primarily due to a change in tax laws. Without these expenses, American Greetings would have achieved pretax income of $69.0 million. The Company believes providing its results excluding these expenses is useful for investors who are calculating comparability to prior years and estimates. These results compare to fiscal 2004 fourth quarter net sales of $518.2 million, pretax income of $73.0 million and income from continuing operations of $44.8 million or 58 cents per share. The Company's December earnings per share estimate of 45 cents for the fourth quarter (which excluded only the plant closure charge) equated to $57.2 million of pretax income.

    Full Year Results
    For the full year of fiscal 2005, on net sales of $1.90 billion, the Corporation's continuing operations reported pretax income of $108.2 million and income of $70.6 million or 95 cents per share. Included in the 2005 results were $118.3 million of pretax expenses for the following activities: debt repurchases, the conversion of accounts to scan based trading, a 300 person overhead reduction program, a change in timing for certain greeting card terms associated with a revised merchandising strategy, a plant closure and a correction to accounting for leases. Also included in the 2005 results was a net tax benefit of $4.2 million.

    In the prior fiscal year, the Corporation's continuing operations generated net sales of $1.95 billion, pretax income of $159.9 million and net income of $98.0 million or $1.32 per share. Included in the 2004 results were $18.4 million of pretax expenses for debt repurchases.

    Management Comments
    Chief Executive Officer Zev Weiss said, "I am pleased with the exceptional cash flow we were able to generate this year. The cash flow from the past three years has allowed us to reduce our net debt by approximately $1 billion from its highest point in November 2001. Our significantly improved financial position permits us to not only return capital to our shareholders by repurchasing shares and increasing the dividend but also to support continued business development."

    Outlook
    For the first quarter of fiscal 2006, American Greetings anticipates its continuing operations' revenues will be flat to up slightly versus the prior year with earnings per share between 25 cents and 30 cents. For the full fiscal year 2006, the Corporation projects its revenues to be up approximately 1% with earnings per share to be between $1.46 and $1.51. The Corporation projects the combination of cash flow from operating activities and cash flow from investing activities to be approximately $200 million during fiscal year 2006 (excluding any net changes in short-term investments). The Corporation has not included in its estimate the effects of any share repurchase activity or the transitional effect of the adoption of Financial Accounting Standard 123R -- Share-Based Payment (but has included the effect of options granted after the adoption of 123R).

    Share Repurchase
    American Greetings announced that its Board of Directors has authorized a program to repurchase up to $200 million of the class A common shares of its stock over the next 12 months. These repurchases will be made through a 10b5-1 program in open market or privately negotiated transactions in compliance with the SEC's Rule 10b-18, subject to market conditions, applicable legal requirements and other factors.

    Dividend Declaration
    The Corporation's Board of Directors authorized an increase to the quarterly dividend. The Company announced an increase to the quarterly cash dividend of 2 cents per share. A cash dividend of 8 cents per share will be paid on May 5, 2005 to shareholders of record at the close of business on April 25, 2005.

    Conference call on the Web
    American Greetings will broadcast its conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com . A replay of the call will be available on the site.

    About American Greetings Corporation
    American Greetings Corporation (NYSE: AM) is one of the world's largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com .

    Certain statements in this release, including those under "Outlook," may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Corporation's operations and business environment, which are difficult to predict and may be beyond the control of the Corporation. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Corporation's future financial performance, include, but are not limited to, the following: retail bankruptcies and consolidations; successful integration of acquisitions; successful transition of management; a weak retail environment; consumer acceptance of products as priced and marketed; the impact of technology on core product sales; competitive terms of sale offered to customers; successfully implementing supply chain improvements and achieving projected cost savings from those improvements; the Corporation's ability to comply with its debt covenants; fluctuations in the value of currencies in major areas where the Corporation operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; escalation in the cost of providing employee health care; and the outcome of any legal claims known or unknown. Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public's acceptance of online greetings and other social expression products and the ability of the mobile division to compete effectively in the wireless content aggregation market.

    In addition, this release contains time-sensitive information that reflects management's best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Corporation's periodic filings with the Securities and Exchange Commission.

                         AMERICAN GREETINGS CORPORATION
                 FOURTH QUARTER CONSOLIDATED STATEMENT OF INCOME
                       FISCAL YEAR ENDED FEBRUARY 28, 2005

          (In thousands of dollars except share and per share amounts)

                                              (Unaudited)
                                           Three Months Ended           Twelve Months Ended
                                   -----------------------------   -----------------------------
                                    February 28,    February 29,    February 28,    February 29,
                                       2005            2004            2005            2004
                                   -------------   -------------   -------------   -------------
Net sales                          $     490,937   $     518,187   $   1,902,727   $   1,953,729

Costs and expenses:
  Material, labor and
   other production costs                244,132         247,625         905,201         912,705
  Selling, distribution

    and marketing                        187,712         171,451         654,402         635,224
  Administrative and

   general                                66,504          44,858         252,622         219,369
  Interest expense                         8,925          14,904          79,526          85,828
  Other (income) - net                   (44,355)        (33,672)        (97,272)        (59,248)
                                         462,918         445,166       1,794,479       1,793,878

Income before income tax
 expense                                  28,019          73,021         108,248         159,851
Income tax expense                         6,649          28,259          37,698          61,862

Income from continuing

 operations                               21,370          44,762          70,550          97,989

Income from discontinued

 operations, net of tax                        -           3,536          24,729           6,681

Net income                         $      21,370   $      48,298   $      95,279   $     104,670

Earnings per share - basic:

  Income from continuing

   operations                      $        0.31   $        0.67   $        1.03   $        1.47
  Income from discontinued
   operations                                  -            0.05            0.36            0.10
  Net income                       $        0.31   $        0.72   $        1.39   $        1.57

Earnings per share -
 assuming dilution:

  Income from continuing

   operations                      $        0.28   $        0.58   $        0.95   $        1.32
  Income from discontinued
   operations                                  -            0.04            0.30            0.08
  Net income                       $        0.28   $        0.62   $        1.25   $        1.40

Average number of common
 shares outstanding                   69,008,342      67,107,847      68,545,432      66,509,332

Average number of common
 shares outstanding -
  assuming dilution                   82,494,966      80,884,171      82,016,835      80,088,377

                         AMERICAN GREETINGS CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                       FISCAL YEAR ENDED FEBRUARY 28, 2005

                            (In thousands of dollars)

                                              February 28,   February 29,
                                                 2005           2004
                                              ------------   ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                   $    250,267   $    285,450
  Short-term investments                           208,740              -
  Trade accounts receivable,
    less allowances for seasonal
    sales returns of $94,672
    ($85,638 in 2004) and for
    doubtful accounts of $16,684
    ($17,871 in 2004)                              200,408        238,473
  Inventories                                      222,874        238,612
  Deferred and refundable income taxes             193,497        157,886
  Assets of businesses held for sale                     -         40,815
  Prepaid expenses and other                       205,853        237,809
    Total current assets                         1,281,639      1,199,045

GOODWILL                                           270,057        223,697
OTHER ASSETS                                       644,140        706,898
PROPERTY, PLANT AND EQUIPMENT - NET                339,792        354,373
                                              $  2,535,628   $  2,484,013

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                            $    143,041   $    125,816
  Accrued liabilities                              118,090        129,773
  Accrued compensation and benefits                 96,789         70,896
  Income taxes                                      38,777         14,513
  Liabilities of businesses held for sale                -          5,338
  Other current liabilities                         90,970         78,243
    Total current liabilities                      487,667        424,579

LONG-TERM DEBT                                     486,099        665,874
OTHER LIABILITIES                                  137,868         96,325
DEFERRED INCOME TAXES                               37,214         29,695

SHAREHOLDERS' EQUITY
  Common shares - Class A                           64,867         62,880
  Common shares - Class B                            4,160          4,588
  Capital in excess of par value                   368,777        331,765
  Treasury stock                                  (445,618)      (438,612)
  Accumulated other comprehensive income            29,039         20,638
  Retained earnings                              1,365,555      1,286,281
    Total shareholders' equity                   1,386,780      1,267,540
                                              $  2,535,628   $  2,484,013

                         AMERICAN GREETINGS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                       FISCAL YEAR ENDED FEBRUARY 28, 2005

                            (In thousands of dollars)

                                                    Twelve Months Ended
                                                ---------------------------
                                                February 28,   February 29,
                                                   2005           2004
                                                ------------   ------------
OPERATING ACTIVITIES:
  Net income                                    $     95,279   $    104,670
  Income from discontinued operations                 24,729          6,681
  Income from continuing operations                   70,550         97,989
  Adjustments to reconcile to net cash
  provided by operating activities:
   Gain on sale of investment                         (3,095)             -
   Loss on sale of fixed assets                        7,544          4,455
   Loss on extinguishment of debt                     39,056         18,389
   Depreciation and amortization                      57,045         59,600
   Deferred income taxes                              (9,454)        56,853
   Changes in operating assets and
    liabilities, net of acquisitions:
     Decrease in trade accounts receivable            50,581         65,507
     Decrease in inventories                          23,311         42,461
     (Increase) decrease in other
      current assets                                 (15,181)         6,577
     Decrease in deferred costs - net                107,660         34,875
     Increase (decrease) in accounts
      payable and other liabilities                   31,768        (99,474)
     Other - net                                      (1,371)        (4,109)
     Cash Provided by Operating Activities           358,414        283,123

INVESTING ACTIVITIES:
  Proceeds from sale of
   discontinued operations                            77,000              -
  Cash payments for business
   acquisitions                                      (25,178)             -
  Proceeds from sale of short-term
   investments                                       297,660              -
  Purchases of short-term investments               (506,400)             -
  Property, plant & equipment additions              (47,497)       (32,544)
  Proceeds from sale of fixed assets                   5,848            198
  Investment in corporate owned life
   insurance                                             603          7,808
  Other - net                                         10,934         (5,688)
     Cash Used by Investing Activities              (187,030)       (30,226)

FINANCING ACTIVITIES:
  Reduction of long-term debt                       (216,417)       (80,954)
  Decrease in short-term debt                              -       (128,693)
  Sale of stock under benefit plans                   40,114         18,466
  Purchase of treasury shares                        (24,080)          (828)
  Dividends to shareholders                           (8,264)             -
    Cash Used by Financing Activities               (208,647)      (192,009)

Cash (Used) Provided by Discontinued

 Operations                                           (2,397)         5,987

EFFECT OF EXCHANGE RATE CHANGES ON CASH                4,477         10,112

(DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                         (35,183)        76,987

   Cash and Cash Equivalents at

    Beginning of Year                                285,450        208,463
   Cash and Cash Equivalents at End of
    Year                                        $    250,267   $    285,450

SOURCE  American Greetings Corporation
    -0-                             04/05/2005
    /CONTACT: Stephen J. Smith, VP, Treasurer and Investor Relations of American Greetings Corporation, +1-216-252-4864, or investor.relations@amgreetings.com /
    /Web site:  http://corporate.americangreetings.com /